Exhibit 99.2 - Joint Filer Information


         Name:  Centerbridge GP Investors, LLC
         Address: 375 Park Avenue, 12th Floor, New York, New York 10152 Designated Filer: Centerbridge Associates, L.P.
         Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
         Date of Event Requiring Statement:  July 1, 2008

         Name:  Jeffrey H. Aronson
         Address: 375 Park Avenue, 12th Floor, New York, New York 10152 Designated Filer: Centerbridge Associates, L.P.
         Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
         Date of Event Requiring Statement:  July 1, 2008

         Name:  Mark T. Gallogly
         Address: 375 Park Avenue, 12th Floor, New York, New York 10152 Designated Filer: Centerbridge Associates, L.P.
         Issuer & Ticker Symbol:  Origen Financial, Inc. ("ORGN")
         Date of Event Requiring Statement:  July 1, 2008